CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated May 6, 1997, in this Registration Statement (Form N-1A No. 2-55614) of Dreyfus A Bonds Plus, Inc.



                                          ERNST & YOUNG LLP

New York, New York
July 15, 1997